Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No.333-205655) and Amendment No.1 to the Registration Statement on Form S-3 (No. 333-212366) of 8point3 Energy Partners LP of our report dated February 5, 2018 relating to the financial statements, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP

San Jose, California
February 5, 2018